ACQUISITON  AGREEMENT


     AGREEMENT dated as of July 1, 1999, by, between and among ASSOCIATED MEDICAL DEVICES, INC., a company incorporated under the laws of the State of Nevada with principal, offices at 212 West Wall, Midland, Texas 79701(hereinafter referred to as"AMD"),EURO AMERICAN BUSINESS GROUP, INC, a Company incorporated under the laws of the State of New York, with principal offices at 200 Broad Hollow Road, Melville, New York 11747 (hereinafter referred to as "EABG"), and the persons listed on Exhibit "A" attached hereto and made a part hereof, being the holders of 100% of the issued and outstanding stock of EABG, now and as of the Closing date of this Agreement (hereinafter referred to as the "Sellers").

     WHEREAS, the Sellers own a total, of 100 shares of common stock, $1.00 par value, of EABG (the "EABG Shares"), said shares being One Hundred (100%) percent of the issued and outstanding common stock of EABG; and ,

     WHEREAS, the Sellers desire to sell and AMD desires to purchase the EABG Shares;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

1. Purchase and sale. The Sellers hereby agree to sell, transfer, assign and convey to AMD and hereby agrees to purchase and acquire from the Sellers, all of the EABG's Shares constituting 100% of EABG's issued and outstanding common stock in a reorganization pursuant to Section 368 (a)(1)(B) of the Internal Revenue Code.

2.     Purchase  Price  and  Issuance  of  Shares.

(a) The aggregate purchase price to be paid by AMD for the EABG Shares shall be in a stock for stock reorganization. In consideration for the transfer of the EABG Shares to AMD, AMD will issue 4,968,000 post-reverse split restricts shares of AMD stock to EABG's shareholders or their designees, on the basis of 49,680 shares of AMD stock for each share of EABG stock. The AMD shares will be issued to the individual Sellers In accordance with Exhibit "A" attached hereto. No fractional shares of AMD common stock will be issued; in lieu thereof, the number of shares of AMD common stock to be issued to each Seller will be rounded up to the next whole share. Each of tire sellers hereby agrees to the terms of this Agreement (the "Agreement").

(b) In addition to the AMD shares to be issued to the EABG shareholders as enumerated in 2(a), above, at or prior to Closing AMD will issue 389,350 post-reverse split shares registered on Form S-8 to certain consultants, for consulting services rendered, so that after Closing and exchange of EABG Shares for AMD shares and issuance of the additional AMD shares as set firth herein, AMD will have approxmately 5,400,000 post-reverse split shares issued and "outstanding held of record as follows (assuming exchange of 100% of the EABG Shares for AMD shares and the purchase by EABG's controlling Shareholder of 25,000 post-reverse split shares from AMD's controlling shareholder pursuant to separate agreements between the parties.); (i)EABG Shareholders will own approximately 52k and the Consultant and AMD's remaining share-holders will own approximately 8% of the issued and outstanding shares of AMD.

3. Warranties and Representations of EABG as Sellers.In order to induce AMD to enter into the Agreement and to complete the transaction contemplated hereby, EABG and Sellers warrant and represent to AMD that:

     (a)Organization arid Standing. EABG is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is qualified to do business as a foreign corporation in every other state or Jurisdiction in which it operates to the extent required by the laws of such statea and jurisdictions, and has full power and authority to carry on its business as now conducete and to own and operate its ascots, properties and business. Attached hereto as Exhibit "B" are true and correct copies of EABG's Certificate of incorporation, amendments thereto and all current By-laws of EABG. No changes thereto will be made in any of the Exhibit "B", documents before the Closing.

     (b) Capitalization As of the Closing Date, EABG's entire authorized equity-capital consists of 20,000 shares of Common Stock $1.00 par value, of which 100 shares of Common Stock will be issued and outstanding as of the Closing. As of the Closing, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which EABG or the Sellers are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The 100 issued and outstanding EABG Shares constitute one hundred (100%) percent of the equity capital of EABG, which includes, inter alia, one hundred (100%) percent of EABG's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any, and the 100 Shares being exchanged pursuant to this Agreement constitute 100% of EABG's issued and outstanding shares.

     (c) Ownership of EABG Shares. As of the date hereof, the sellers are the sole owners of toe EABG Shares, free and clear of all liens, encumbrances, and restrictions whatsoever, except that the EABG Shares have not been registered under the Securities Act of 1933, as amended (the "33 Act"), or any applicable State Securities laws. By the transfer of the EABG Shares to AMD pursuant to the Agreement, AMD will thereby acquire 100% of the capital stock of EABG, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the EABG shares will not have been registered ,under the '33 Act, or any applicable State Securities laws.

     (d) EABG has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on EABG.

     (e) Be Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened,, against or affecting EABG or against the Sellers that arise out of their operation of EABG, except as described in exhibit "C" attached hereto. EABG is not knowingly in violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its services, the '33 Act, the Securities Exchange Act of 1934 (the "'34 Act") as amended, the Rules and Regulations of the U.S.
Securities and Exchange -Commission ("SEC") , or the Securities Lawe and Regulations of any state.

     (f) Governmental Regulation. EABG holds the licenses and registrations set forth on Exhibit AMD hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit EABG to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by the Agreement, and the completion of the transactions contemplated by the Agreement will not, in and of themselves, affect or Jeopardize the validity or continuation of any of them.

     (g) Ownership of Assets. Except as set forth in, Exhibit "E", EABG has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all oash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending 21canses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by EABG as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by the Agreement; nor, except in the ordinary course of its business, has EABG disposed of any such asset since the date of the most recent balance sheet described in Section 3(0) of the Agreement.

     (h) No interest in Suppliers, Customers Landlords or Competitors. Neither the Sellers nor any member of their families have any interest of any nature whatever in any supplier, customer, landlord or competitor of EABG.

     (i) No Debt owed by EABG to Sellers. Except as set forth in Exhibit "F", EABG does not owe any money, securities, or property to either the Sellers or any member of their families or to any company controlled by such a person, directly or indirectly. To the extent that EABG may have any undisclosed liability to pay any sum or property to any such person or entity or any member of their families such liability is hereby forever irrevocably released and discharged.

     (j) Corporate Records. All of EABG's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records of EABG are up-to-date,, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

     (k) No Misleading Statements or Omissions. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to AMD in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

     (l) Validity of the Agreement. All corporate and other proceedings required to be taken by the Sellers and by EABG in order to enter into and to carry out the Agreement have been duly and properly taken. The Agreement has been duly executed by the Sellers and by EABG, and constitutes the valid and binding obligation of each of them, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, EABG's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which EABG or the sellers is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by EABG can continue to be so conducted after completion of the transaction contemplated hereby, with EABG as a subsidiary of AMD.

     (m) Enforceability of the Agreement. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by AMD according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights and that at the time of such execution and delivery, AMD will have acquired title in and to the EABG Shares free and clear of all claims, liens and encumbrances.

     (n) Access to Books and Records. AMD will have full and free access to EABG's books during the course of this transaction prior to Closing, during regular business hours.

     (o) EABG Financial Statements. EABG has conducted no business to date and has no audited financial statements.

4. Warranties and Representations of AMD. In order to induce the Sellers and EABG to enter into the Agreement 'and to complete the transaction contemplated hereby, AMD warrants and represents to EABG and Sellers that:

     (a) Organization and Standing. AMD is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

     (b) Capitalization. AMD's entire authorized equity capital consists of 50,000,000 shares of voting common stock, $.001 par value. Prior to the Closing, and issuance of the shares as specified in Paragraph 2, above, AMD will have issued and outstanding 42,650 shares after the presently issued and outstanding 21,324,763 shares are reverse split on a 1 share for 500 share basis. At the Closing, AMD will issue the shares as specified in Paragraph 2, above. other than the AMD shares registered on Form S-8, the AMD common stock will be issued under Section 4(2) as "restricted securities" as defined in Rule 144 of the '33 Act. Upon issuance, all of the AMD Common Stock will be validly issued fully paid and non assessable. The relative rights and preferences of AMD's equity securities are set forth on the Certificate of Incorporation, as amended and AMD's By-laws (Exhibit "G" hereto). There are no other voting or equity securities convertible into voting stock, and no outstanding,subscriptions, warrants, calls, options, rights, commitments or agreements by which AMD is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of AMD provide that a simple majority of the shares voting at a stockholders, meeting at which a quorum is present may elect all of the directors of AMD. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of AMD. Accordingly, as of the Closing the 4,968,000 shares being issued to and the 25,000 Shares being purchased by the Sellers, will constitute approximately 92% of the approximately 5,400,000 shares of AMD which will then be issued and outstanding, which includes, inter alia, that same percentage of AMD's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock; if any.

     (c) Reporting Status. AMD is a public company, trading on the OTC Bulletin Hoard and is a reporting company under Section 12(g) of the '34 Act, and is current in its reports.


     (d) Ownership of shares. By AMD's issuance of the AMD Common shares to the Sellers pursuant to the Agreement, the Sellers will thereby acquire good, absolute marketable title thereto,free and clear of all liens, encumbrances anal restrictions of any nature whatsoever, except by reason of the fact that such AMD shares will not have been registered under the '33 Act.

     (e) Significant Agreements. AMD is not and will not at Closing be bound by any of the following, unless specifically listed in Exhibit "H" hereto:

(i)     Employment,  advisory  or  consulting  contract;

(ii)     Plan  providing  for  employee  benefits  of  any  nature;

(iii)     Lease  with  respect  to  any  property  or  equipment;

(iv) Contract or commitment for any future expenditure in excess of $1,000 in the aggregate.

(v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;

(vi) Contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not fully disclosed or set forth in the Agreement;

(vii) Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of the Agreement.


(f) Taxes. AMD has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns are true and complete.

     (g) No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting AMD, or against any of AMD's officers or directors and arising out of their operation of AMD. AMD has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the '33 Act, the Securities Exchange Act of 1934, as amended, the Rules and Regulations of the SEC, or the Securities Laws and Regulations of any state. AMD is not an investment company as defined in the Investment Company Act of 1940.

     (h) Corporate Records. All of AMD's books and records, including, without limitation, its books of account corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation; all of said books and records will be delivered to AMD's new management at the Closing,

     (j) No Misleading Statements or Omissions. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to Sellers in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

(j) Validity of the Agreement.All corporate and other proceedings required to be taken by AMD in order to enter into and to carry out the Agreement have been duly and properly taken. The Agreement has been duly executed by AMD, and constitutes a valid and binding obligation of Arm. The execution and delivery of-the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, AMD's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which MD is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

     (k)Enforceability of the Agreement. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein arid made a part hereof are legal, valid, and enforceable by EABG and the Sellers according to their terms, and have acquired good, marketable title in arid to the AMD Common Shares acquired pursuant hereto, free and clear of all liens and encumbrances.

     (1) Access to Books and Records. EABG and Sellers will have full and free access to AMD's books and records during the course of this transaction prior to and at the Closing.

     (m) AMD Financial Statements. At or before the Closing, AMD will provide EABG and sellers with recent audited financial statements, which will be certified in accordance with GAAP by independent certified public accountants with substantial SEC experience.

     (n) AMD Financial Condition. As of the Closing, AMD will on have no assets or liabilities.

     (o) Stockholder Approval. Immediately upon the signing of the Agreement, AMD will submit to its stockholders by meeting or consent the matters described in section 7(b)(i) herein,

5.     Term.     All, representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of the Agreement and payment pursuant thereto.

6. The AMD Shares and EABG Shares. A11 of the AMD common shares shall be validly issued, fully-paid and non-assessable shares of AMD arid EABG Shares, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in the respective Articles of Incorporation.

7.     Conditions  Precedent  to  Closing.

     (a) The obligations of EABG and Sellers under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(i) That AMD's representations and warranties contained herein shall be true and correct at the time of Closing, as if such representations and warranties were made at such time;

(ii) That AMD in all material respects shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of the Closing;

(iii) That AMD's directors, by proper and sufficient vote taken either by consent of shareholders or at a meeting duly and properly called and held, shall have properly approved all of the matters described in Section 7(b)(I) herein; and

     (b) The obligations of AMD under the Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions;

(i) That AMD's Shareholders and Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the resignation of all of AMD's current directors and the election of up to 3 designees of EABG to serve as directors in place of AMD's current directors; approved a change of AMD's corporate name to such name as may be selected by EABG;

(ii) That EABG's and Sellers' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time, and that there shall have been no Material
Adverse Effect with respect to EABG; and AMD shall have received a certificate of EABG and sellers to such an effect signed by a duly authorized officer of EABG and by each of the Sellers; and

(iii) That EABG and Sellers shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of closing, and AMD shall have received a Certificate of EABG and Sellers to such effect signed by a duly authorized officer of EABG and by each of the Sellers.

8. Termination. The Agreement may be terminated at any time before or at Closing, by:

     (a)     The  mutual  agreement  of  the  parties;

     (b)     Any  party  if:

(i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished.

(ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof.

     (c) upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the others for such coats and expenses.

9. Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

10. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

11. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at 1:00 P.M. on the first business day after the latter of the Sellers approving this Agreement or the shareholders of AMD approving this
Agreement and the matters referred to in Section 7(b)(i), or such other date as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13. Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

SELLERS:                         ASSOCIATED  MEDICAL  DEVICES,  INC.

By:/s/  John  Huguet                    By:_________________________
        John  Huguet                    Glenn  A.  Little,  President


GOLDCROWN  HOLDINGS  LIMITED          EURO  AMERICAN  BUSINESS  GROUP,  INC  .


By:  ______________               By:  /s/  John  Huguet
                                       John  Huguet,  President